UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 6, 2004

                              METRIS COMPANIES INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

           1-12351                                          41-1849591
  (Commission file number)                    (IRS employer identification no.)

            10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534
                    (Address of Principal Executive Offices)

                                 (952) 525-5020
                         (Registrant's Telephone Number)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Metris Companies Inc. ("Company") entered into a Senior Secured Credit Agreement dated as of May 6, 2004, among the Company as Borrower, the parties identified therein as lenders to the Company ("Lenders"), and Deutsche Bank Trust Company Americas as Administrative Agent and Collateral Agent for the Lenders ("Credit Agreement"). On May 6, 2004, the Lenders extended credit to the Company in the form of a three-year, $300 million term loan. Prior to closing on the Credit Agreement, the Company paid off and terminated its previously existing credit agreement.

Item 7.  Financial Statements and Exhibits.

The following Exhibit is filed as part of this Report .

     10. Senior Secured Credit Agreement, dated as of May 6, 2004, among Metris Companies Inc as Borrower, the Lenders from time to time parties thereto, and Deutsche Bank Trust Company Americas as Administrative Agent and Collateral Agent, including the exhibits thereto.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   METRIS COMPANIES INC.


                                   By:/s/Scott R. Fjellman
                                         Scott R. Fjellman
                                         Senior Vice President, Treasurer

Dated:  May 11, 2004




                                  EXHIBIT INDEX

Exhibit No.       Description

       10. Senior Secured Credit Agreement, dated as of May 6, 2004, among Metris Companies Inc as Borrower, the Lenders from time to time parties thereto, and Deutsche Bank Trust Company Americas as Administrative Agent and Collateral Agent, including the exhibits thereto.